Exhibit 99.1

DatChat Closes Avila Security Corporation Merger

Acquires Avila’s Web 3.0 Patent Portfolio of Blockchain Messaging, Blockchain Digital Rights Management, Secure Audio and Video Streaming & Self-Sovereign ID Technology

NEW BRUNSWICK, N.J., July 5, 2022 (GLOBE NEWSWIRE) -- DatChat, Inc. (“DatChat” or the “Company”) (Nasdaq: DATS), a communications and social media company that gives users the ability to communicate, share, and post with privacy and screen capture protection, today announced the Company has closed on the previously announced acquisition of Avila Security Corporation (“Avila Security”). Pursuant to the terms of the agreement and plan of merger (the “Merger Agreement”), the Company issued 1,000,000 shares of restricted common stock, all of which are subject to a lock-up agreement.

The transaction expands DatChat’s intellectual property assets through the acquisition of four issued patents and three pending applications. These assets include blockchain based digital rights management and object sharing technology, including encrypted WebRTC real-time video and audio streaming communications.

“The closing of the acquisition of Avila bolsters DatChat’s significant competitive advantage that will govern key aspects of our Web 3.0 and Metaverse infrastructure initiatives,” said DatChat CEO Darin Myman. “We believe that this acquisition will support our efforts in becoming a leader in Web 3.0 technology development that includes the Metaverse, advertising and communication.”

Patents Acquired:

●	U.S. Patent 11,151,229 – Secure Messaging Service With Digital Rights Management Using Blockchain

●	U.S. Patent 10,873,852 – POOF: A Secure Mobile Text Message and Object Sharing Application, System, and Method for Same

●	U.S. Patent # 11,100,197 B1 – Secure WebRTC Real-Time Communications Service for Audio and Video Streaming Communications

●	U.S. Patent # 11,176,226 B2 – Secure Messaging Service with Digital Rights Management Using Blockchain Technology

The DatChat Social Network+ app is available as a free download for iOS and Android.

About DatChat, Inc.

DatChat Inc. is a blockchain, cybersecurity, and social media Company that not only focuses on protecting privacy on personal devices, but also protects user information after it is shared with others. The DatChat Messenger & Private Social Network presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. DatChat’s patented technology offers users a traditional texting experience while providing control and security for their messages. With DatChat Messenger, a user can decide how long their messages last on a recipient’s device, while feeling secure that, at any time, they can delete individual messages or entire message threads, making it like the conversation never happened.

About Avila Security Corporation

Avila Security Corporation is a Northern Virginia based information technology company with a focus on cyber security applications. Avila develops, commercializes and licenses next generation technology solutions for secure, real time communications, content management and identity control. Avila has secured numerous patents around messaging applications with Digital Rights Management, Blockchain, Encryption, and WebRTC for text, audio and video providing the sender complete control of all contents at all times. Avila also provides identity control through the implementation of self-sovereign identity (SSI) to provide users complete control of their personal identifiable information. For more information please visit www.poofitchat.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investor Relations contact:
Alex Thompson
Gateway Group, Inc.
(949) 574-3860
DATS@gatewayir.com

Press contact:
Zach Kadletz
Gateway Group, Inc.
(949) 574-3860
DATS@gatewayir.com